Exhibit 99.1
Dutch Bros Inc. Reports Third Quarter 2025 Financial Results
Achieves 25% Revenue Growth Year-Over-Year
Delivers 5.7% System Same Shop Sales Growth, Including 4.7% Transaction Growth
Delivers 7.4% Company-Operated Same Shop Sales Growth, Including 6.8% Transaction Growth
TEMPE, Ariz. - November 5, 2025 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the third quarter ended September 30, 2025.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “Dutch Bros continues to exceed expectations, driven by the passion our broistas bring to our shops everyday, a focused set of transaction-driving initiatives that provide multi-year growth visibility, and the strength of our new shop openings and pipeline.”
Barone continued, “Our third quarter results reaffirm the strength of our differentiated strategy and the exciting road ahead. We delivered revenue growth of 25%, system same shop sales growth of 5.7%, and company-operated same shop sales growth of 7.4%. The third quarter marks our fifth consecutive quarter of positive transaction growth, elevating Dutch Bros to a category of its own. New shop productivity remains elevated, systemwide AUVs are at record highs, and the strong system same shop sales performance through October continues to build the confidence we have in our trajectory of 2,029 shops in 2029.”
Barone concluded, “Based on our results through the third quarter and the strength that has continued through October, we are raising our full-year guidance for total revenues and same shop sales growth, reflecting the confidence we have in the long-term durability of our model and the effectiveness of our transaction driving initiatives.”
Third Quarter 2025 Highlights
•Opened 38 new shops, 34 of which were company-operated, across 17 states.
•Total revenues grew 25.2% to $423.6 million as compared to $338.2 million in the same period of 2024.
•Systemwide same shop sales1 increased 5.7% and systemwide same shop transactions increased 4.7% relative to the same period in 2024. Company-operated same shop sales1 increased 7.4% and company-operated same shop transactions increased 6.8% relative to the same period of 2024.
•Company-operated shops revenues increased 27.4% to $392.8 million as compared to $308.3 million in the same period of 2024.
•Company-operated shops gross profit was $82.4 million as compared to $68.4 million in the same period of 2024. In the third quarter of 2025, company-operated shops gross margin, which includes 180 bps of pre-opening costs, was 21.0%, a year-over-year decrease of 120 bps.
•Company-operated shops contribution2 grew 20.2% to $109.2 million as compared to $90.8 million in the same period of 2024. In the third quarter of 2025, company-operated shops contribution margin, which includes 180 bps of pre-opening costs, was 27.8%, a year-over-year decrease of 170 bps.
•Selling, general, and administrative expenses were $65.3 million (15.4% of revenue) as compared to $57.5 million (17.0% of revenue) in the same period of 2024.

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•Adjusted selling, general, and administrative expenses2 were $57.6 million (13.6% of revenue) as compared to $50.3 million (14.9% of revenue) in the same period of 2024.
•Net income was $27.3 million as compared to $21.7 million in the same period of 2024.
•Adjusted EBITDA2 grew 22.3% to $78.0 million as compared to $63.8 million in the same period of 2024.
•Adjusted net income2 was $33.5 million as compared to $27.7 million in the same period of 2024.
•Net income per share of Class A and Class D common stock - diluted was $0.14 as compared to $0.11 per share in the same period of 2024.
•Adjusted net income per fully exchanged share of diluted common stock2 was $0.19 as compared to $0.16 in the same period of 2024.
2025 Guidance
•Total revenues are now projected to be between approximately $1.61 billion and $1.615 billion.
•Same shop sales1 growth is now expected to be approximately 5%.
•Adjusted EBITDA3 remains in the range of $285 million and $290 million, which assumes the impact of approximately 110 basis points of Adjusted SG&A leverage year-over-year.
•Capital expenditures remain in the range of $240 million and $260 million.
•Total system shop openings in 2025 are targeted to be 160. With a back-weighted pipeline in Q4, any new shop openings below 160 in 2025 are planned to be incremental to the 2026 target, reflecting confidence in our shop growth trajectory.
2026 Guidance
•Total system shop openings in 2026 are targeted to be approximately 175.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the third quarter ended September 30, 2025.
Event: Third Quarter 2025 Conference Call and Webcast
Date: Wednesday, November 5, 2025
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high-growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE.
Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 1,081 locations across 24 states as of September 30, 2025.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including updated guidance for 2025, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” “optimistic,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to past growth being indicative of future results, whether Dutch Bros’ multi-year initiatives, including mobile order capabilities and expansion of such capabilities, increase of customer engagement and sales, the success of Dutch Bros’ ongoing food offering testing and such testing translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, general economic conditions, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to tariffs or other policies, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 13, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 7, 2025, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2025	2024	2025	2024
Revenues
Company-operated shops	$392,833	$308,295	$1,099,754	$851,648
Franchising and other	30,751	29,917	94,795	86,581
Total revenues	423,584	338,212	1,194,549	938,229

Costs and Expenses
Cost of sales	316,805	248,161	877,733	686,048
Selling, general and administrative	65,289	57,536	189,595	161,866
Total costs and expenses	382,094	305,697	1,067,328	847,914

Income from operations	41,490	32,515	127,221	90,315

Other expense
Interest expense, net	(6,695)	(6,869)	(20,886)	(20,259)
Other income (expense), net	149	764	(1,852)	7,357
Total other expense	(6,546)	(6,105)	(22,738)	(12,902)

Income before income taxes	34,944	26,410	104,483	77,413
Income tax expense	7,661	4,698	16,363	17,330
Net income	$27,283	$21,712	$88,120	$60,083
Less: Net income attributable to non-controlling interests	9,788	9,068	29,648	28,437
Net income attributable to Dutch Bros Inc.	$17,495	$12,644	$58,472	$31,646
Net income per share of Class A and Class D common stock:
Basic	$0.14	$0.11	$0.47	$0.32
Diluted	$0.14	$0.11	$0.47	$0.32
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	126,986	113,819	124,751	99,756
Diluted	127,379	114,252	125,204	100,070

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	392,833	100.0	308,295	100.0	1,099,754	100.0	851,648	100.0

Beverage, food and packaging costs	101,875	25.9	78,060	25.3	279,722	25.4	216,923	25.5
Labor costs	108,098	27.5	85,144	27.6	298,807	27.2	230,807	27.1
Occupancy and other costs	66,696	17.0	50,693	16.4	180,607	16.4	136,466	16.0
Pre-opening costs	6,933	1.8	3,551	1.2	17,086	1.6	11,552	1.4
Depreciation and amortization	26,796	6.8	22,470	7.3	77,047	7.0	63,202	7.4
Company-operated shops costs and expenses	310,398	79.0	239,918	77.8	853,269	77.6	658,950	77.4
Company-operated shops gross profit	82,435	21.0	68,377	22.2	246,485	22.4	192,698	22.6
Company-operated shops contribution [1]	109,231	27.8	90,847	29.5	323,532	29.4	255,900	30.0
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2025	2024
Net cash provided by operating activities	$215,906	$184,195
Net cash used in investing activities	(169,936)	(169,363)
Net cash provided by (used in) financing activities	(72,129)	132,757
Net increase (decrease) in cash and cash equivalents	$(26,159)	$147,589
Cash and cash equivalents at beginning of period	293,354	133,545
Cash and cash equivalents at end of period	$267,195	$281,134

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$267,195	$293,354
Accounts receivable, net	14,303	10,598
Inventories, net	45,295	36,488
Prepaid expenses and other current assets	14,345	17,501
Total current assets	341,138	357,941
Property and equipment, net	789,333	683,971
Finance lease right-of-use assets, net	393,406	374,623
Operating lease right-of-use assets, net	415,021	315,256
Intangibles, net	1,762	2,947
Goodwill	21,629	21,629
Deferred income tax assets, net	949,663	742,126
Other long-term assets	10,045	2,592
Total assets	$2,921,997	$2,501,085
Liabilities and Equity
Current liabilities:
Accounts payable	$38,242	$32,225
Accrued compensation and benefits	49,256	49,778
Other accrued liabilities	39,946	26,516
Other current liabilities	14,421	7,067
Deferred revenue	45,606	42,868
Current portion of tax receivable agreements liability	514	71
Current portion of finance lease liabilities	15,364	13,256
Current portion of operating lease liabilities	17,228	13,979
Current portion of long-term debt	3,879	17,311
Total current liabilities	224,456	203,071
Deferred revenue, net of current portion	7,104	8,015
Finance lease liabilities, net of current portion	390,707	369,297
Operating lease liabilities, net of current portion	413,402	309,311
Long-term debt, net of current portion	195,997	219,755
Tax receivable agreements liability	825,302	627,763
Other long-term liabilities	—	8
Total liabilities	2,056,968	1,737,220
Equity:
Common stock	1	1
Additional paid in capital	578,256	517,074
Accumulated other comprehensive income	162	628
Retained earnings	78,138	19,666
Total stockholders' equity attributable to Dutch Bros Inc.	656,557	537,369
Non-controlling interests	208,472	226,496
Total equity	865,029	763,865
Total liabilities and equity	$2,921,997	$2,501,085

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands; unaudited)	2025	2024	2025	2024
Shop count, beginning of period
Company-operated	725	612	670	542
Franchised	318	300	312	289
	1,043	912	982	831

Company-operated new openings	34	33	89	103
Franchised new openings	4	5	10	16

Shop count, end of period
Company-operated	759	645	759	645
Franchised	322	305	322	305
Total shop count	1,081	950	1,081	950

Systemwide AUV [1]	N/A	N/A	$2,081	$2,004
Company-operated shops AUV [1]	N/A	N/A	$2,023	$1,921

Systemwide same shop sales [2,3]	5.7%	2.7%	5.2%	5.2%
Ticket	1.0%	1.9%	2.3%	5.6%
Transactions	4.7%	0.8%	2.9%	(0.4)%
Company-operated same shop sales [2]	7.4%	4.0%	7.0%	6.3%
Ticket	0.6%	1.6%	2.0%	5.3%
Transactions	6.8%	2.4%	5.0%	1.0%

Systemwide sales [3]	$576,886	$478,765	$1,637,831	$1,342,750
Company-operated operating weeks [4]	9,645	8,212	27,566	23,195
Franchising and other operating weeks [4]	4,192	3,955	12,322	11,576
Dutch Rewards transactions as a percentage of total transactions [5]	71.8%	67.2%	71.7%	66.8%

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenues	392,833	100.0	308,295	100.0	1,099,754	100.0	851,648	100.0
Company-operated shops gross profit	82,435	21.0	68,377	22.2	246,485	22.4	192,698	22.6
Company-operated shops contribution [6]	109,231	27.8	90,847	29.5	323,532	29.4	255,900	30.0
Selling, general, and administrative expenses	65,289	15.4	57,536	17.0	189,595	15.9	161,866	17.3
Adjusted selling, general, and administrative expenses [6]	57,639	13.6	50,268	14.9	169,845	14.2	138,321	14.7
Net income	27,283	6.4	21,712	6.4	88,120	7.4	60,083	6.4
Adjusted EBITDA [6]	78,003	18.4	63,762	18.9	229,912	19.2	181,461	19.3
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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales represents the estimated percentage change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses these metrics as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Systemwide shop base	876	716	794	641
Company-operated shop base	582	438	510	370
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, expenses associated with credit facility refinancing, executive transitions, (gain) loss on the remeasurement of the liability related to the Tax Receivable Agreements (TRAs), sale of Aircraft, and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, and organization realignment and restructurings costs.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, sale of Aircraft, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, sale of Aircraft, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.

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Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Expenses associated with 2022 credit facility refinancing
Costs incurred as a result of refinancing our credit facility in May 2025, including write-off of unamortized loan costs related to the amendment and restatement of our 2022 Credit Facility, and intermediary fees and other costs related to our 2025 Credit Facility.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Sale of Aircraft
Gain impact related to the sale of the Company airplane, hangar and related equipment to our Co-Founder.
Organization realignment and restructurings
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. Our 2024 initiative resulted in realignment activities that occurred in 2023, and restructuring activities to expand our support center operations in Phoenix, Arizona including the build out and move into our new office, that commenced in 2024, and were substantially completed in March 2025. The activities related to our 2025 initiative, which commenced in May 2025 and are expected to continue through at least the first half of 2026, primarily relate to relocation and streamlining of our remaining back-office operations to our new Phoenix, Arizona corporate headquarters. Given the magnitude and scope of these strategic initiatives, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.

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Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops gross profit	82,435	21.0	68,377	22.2	246,485	22.4	192,698	22.6
Depreciation and amortization	26,796	6.8	22,470	7.3	77,047	7.0	63,202	7.4
Company-operated shops contribution	109,231	27.8	90,847	29.5	323,532	29.4	255,900	30.0

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	27,283	6.4	21,712	6.4	88,120	7.4	60,083	6.4
Depreciation and amortization	29,066	6.9	23,881	7.1	83,389	7.0	67,484	7.2
Interest expense, net	6,695	1.6	6,869	2.0	20,886	1.7	20,259	2.2
Income tax expense	7,661	1.8	4,698	1.4	16,363	1.4	17,330	1.8
EBITDA	70,705	16.7	57,160	16.9	208,758	17.5	165,156	17.6
Equity-based compensation	4,648	1.1	2,961	0.9	13,513	1.1	8,220	0.8
Expenses associated with equity offerings	—	—	—	—	—	—	1,489	0.2
Expenses associated with 2022 credit facility refinancing	—	—	—	—	2,000	0.2	—	—
Executive transitions	—	—	—	—	—	—	75	—
TRAs remeasurements	—	—	—	—	—	—	(5,687)	(0.6)
Sale of Aircraft	—	—	(550)	(0.2)	—	—	(1,302)	(0.1)
Organization realignment and restructurings:
Employee-related costs	2,484	0.6	3,998	1.2	5,227	0.4	13,287	1.4
Other costs	166	—	193	0.1	414	—	223	—
Total organization realignment and restructurings	2,650	0.6	4,191	1.3	5,641	0.4	13,510	1.4
Adjusted EBITDA	78,003	18.4	63,762	18.9	229,912	19.2	181,461	19.3

Dutch Bros Inc.| Earnings Release | 13

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	65,289	15.4	57,536	17.0	189,595	15.9	161,866	17.3
Depreciation and amortization	(924)	(0.2)	(389)	—	(2,143)	(0.2)	(888)	(0.2)
Equity-based compensation	(4,076)	(1.0)	(2,688)	(0.8)	(11,966)	(1.1)	(7,583)	(0.8)
Expenses associated with equity offerings	—	—	—	—	—	—	(1,489)	(0.2)
Executive transitions	—	—	—	—	—	—	(75)	—
Organization realignment and restructurings:
Employee-related costs	(2,484)	(0.6)	(3,998)	(1.2)	(5,227)	(0.4)	(13,287)	(1.4)
Other costs	(166)	—	(193)	(0.1)	(414)	—	(223)	—
Total organization realignment and restructurings	(2,650)	(0.6)	(4,191)	(1.3)	(5,641)	(0.4)	(13,510)	(1.4)
Adjusted selling, general, and administrative	57,639	13.6	50,268	14.9	169,845	14.2	138,321	14.7

	Three Months Ended September 30,
(in thousands; unaudited)	2025	2024
Net income	$27,283	$21,712
Equity-based compensation	4,648	2,961
Sale of Aircraft	—	(550)
Organization realignment and restructuring:
Employee-related costs	2,484	3,998
Other costs	166	193
Total organization realignment and restructuring	2,650	4,191
Income tax effects	(1,080)	(652)
Adjusted net income	$33,501	$27,662

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2025	2024
Weighted-average shares of Class A and Class D common stock outstanding - basic	126,986	113,819
Dilutive effects of restricted stock awards and units	393	433
Weighted-average shares of Class A and Class D common stock outstanding - diluted	127,379	114,252
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	50,524	63,369
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,903	177,621

Net income per share of Class A and Class D common stock - diluted	$0.14	$0.11
Controlling and non-controlling interest adjustments	0.02	0.01
Equity-based compensation	0.03	0.02
Sale of Aircraft	—	—
Organization realignment and restructurings:
Employee-related costs	0.01	0.02
Other costs	—	—
Total organization realignment and restructurings	0.01	0.02
Income tax effects	(0.01)	—
Adjusted net income per fully exchanged share of diluted common stock	$0.19	$0.16

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Neil Patel
(480) 447-2282
neil.patel@dutchbros.com

For Media Relations inquiries:
Erin Gray
(480) 382-7228
erin.gray@dutchbros.com

Dutch Bros Inc.| Earnings Release | 16